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                                                                   EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc. on Form S-4 of our report dated March 13, 1998, appearing in the Annual Report of Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1997, and to the references to us under the headings "Summary Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

McLean, Virginia
May 29, 1998